UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2002

Fortel, Inc.
(Exact name of registrant as specified in its charter)

California	0-12194	94-2566313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46832 Lakeview Blvd., Fremont, California	94538-6543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 440-9600

Not applicable
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On September 20, 2002, PricewaterhouseCoopers LLP (“PwC”) informed Fortel, Inc. (the “Company”) that it was resigning from its engagement as independent accountants of the Company.  The reports of independent accountants issued by PwC on the Company’s financial statements as of and for the fiscal years ended September 30, 2001 and 2000 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, audit scope or accounting principle, except that each of PwC’s reports included a separate paragraph regarding the Company’s ability to continue as a going concern.  In connection with PwC’s audits for the fiscal years ended September 30, 2001 and 2000 and through the date of this report, there were no disagreements with the former independent accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company’s financial statements up through the time of the resignation that, if not resolved to the former independent accountants’ satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements for such years.  Additionally, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended September 30, 2001 and 2000 and through the date of this report.  The Company is currently in the process of retaining new independent auditors.

Exhibit No.	Description

16.1

Letter furnished by PricewaterhouseCoopers LLP regarding its concurrence with the statements made in Item 4 of this Form 8-K concerning the resignation of PricewaterhouseCoopers LLP as the Company’s principal accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the  Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEL, INC.

Dated: September 27, 2002	By:	/s/ Romeo R. Dizon
Romeo R. Dizon
Chief Accounting Officer and Acting Chief Financial Officer